Exhibit 5.1

June 20, 2006

Piedmont Natural Gas Company, Inc. 4720 Piedmont Row Drive Charlotte, North Carolina 28210	Moore & Van Allen PLLC Attorneys at Law

Suite 4700
100 North Tryon Street
Charlotte, NC 28202-4003

T 704 331 1000
Ladies and Gentlemen:	F 704 331 1159
www.mvalaw.com
We are acting as counsel to Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”), in connection with the preparation, execution and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a supplement (the “Prospectus Supplement”) to a base prospectus included in a Registration Statement on Form S-3 (Registration No. 333-106268) (as amended through the date hereof, the “Registration Statement”). The Registration Statement was declared effective on December 11, 2003. This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K, in connection with the Registration Statement.
The Prospectus Supplement relates to the offer and sale of up to $200,000,000 aggregate principal amount of 6.25% Insured Quarterly Notes Series 2006, Due 2036 (the “Debt Securities”). The Debt Securities will be issued pursuant to and governed by an indenture, dated as of April 1, 1993, between Piedmont Natural Gas Company, Inc., a New York corporation (the “Company’s Predecessor”) and Citibank, N.A., as trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of February 25, 1994, among the Company’s Predecessor, the Company and the Trustee; the Second Supplemental Indenture, dated as of June 15, 2003, between the Company and the Trustee; and the Third Supplemental Indenture, dated as of June 20, 2006, between the Company and the Trustee (together, the “Indenture”).
In rendering this opinion, we have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of (i) the Registration Statement, (ii) the Indenture, (iii) the Company’s Articles of Incorporation and bylaws, as amended to date, (iv) relevant actions of the Company’s board of directors and of the finance committee of the Company’s board of directors recorded in the Company’s minute book, (v) a certificate of valid existence from the State of North Carolina and other certificates of public officials and representatives of the Company, (vi) Orders of the North Carolina Utilities Commission (“NCUC”) Granting Authority to Issue and Sell Securities with respect to Piedmont, (A) Docket No. G-9, Sub 447, dated July 5, 2001, and (B) Docket No. G-9, Sub 479, dated July 16, 2004 and (vii) such other documents, records and certificates as we have considered necessary for purposes of rendering the opinions expressed below. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.
We have assumed that (i) all information contained in all documents reviewed by us is true and complete, (ii) all signatures are genuine, (iii) any certificate or document upon which we have relied and which was given or dated earlier than the date of this letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a

Research Triangle, NC
Charleston, SC

representative capacity (other than on behalf of the Company) had the authority to sign in such capacity and (vi) the Debt Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Prospectus Supplement.
For the purposes of the opinions hereinafter expressed, we have further assumed (i) due authorization, execution and delivery of the Indenture and the Debt Securities by all parties thereto other than the Company, and that the Indenture and the Debt Securities are valid, binding and enforceable against all parties thereto other than the Company; (ii) due authentication and delivery of the Debt Securities by the Trustee in accordance with the Indenture; (iii) that each of the parties to the Indenture and the Debt Securities other than the Company has the power and authority to execute and deliver the Indenture and the Debt Securities to which it is party, and to perform its obligations thereunder; (iv) that the execution and delivery by the Company of the Indenture and the Debt Securities and the performance by the Company of its obligations thereunder will not conflict with or result in a breach of any of the terms, conditions or provisions of any law or regulation, or any order, writ, injunction or decree of any governmental authority; (v) that all parties to the Indenture and the Debt Securities will comply with their respective obligations contained in the Indenture and the Debt Securities; and (vi) that, for purposes of our enforceability opinions set forth herein, (A) there are no oral or written statements or agreements, course of performance, course of dealing or usage of trade that modify, amend or vary any of the terms of the Indenture or the Debt Securities and (B) there has been no mutual mistake of fact, or misrepresentation, fraud or deceit in connection with the execution, delivery, performance under, or transactions contemplated by, the Indenture and the Debt Securities. As to various questions of fact material to our opinion, we have relied upon, and assumed without independent investigation the accuracy of, the representations made by the parties to the Debt Securities and the Indenture.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Debt Securities are the valid and binding obligations of the Company under the laws of New York, enforceable against the Company in accordance with their terms (subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, receivership, fraudulent conveyance or transfer, or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, or general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law)). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.
We express no opinion herein concerning any law other than the law of the State of North Carolina and the federal law of the United States and, to the extent set forth herein, the law of the State of New York, and express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer admitted to practice law in North Carolina (and to the extent set forth herein, the laws of the State of New York) exercising customary professional diligence would reasonably recognize as being directly applicable to the Company or the transactions contemplated by the Indenture.
This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other person who is permitted to rely on the opinion expressed herein of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or related to this opinion letter.
We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus Supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
Moore & Van Allen PLLC
/s/ Moore & Van Allen PLLC

Annex I
DEWEY BALLANTINE LLP
1301 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6092
TEL 212 259-8000 FAX 212 259-6333

June 20, 2006
Moore & Van Allen PLLC
100 North Tryon Street
Charlotte, North Carolina 28202
               RE: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to the underwriters in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement to a base prospectus included in a Registration Statement on Form S-3 (Registration Statement No. 333-106268) (the “Registration Statement”) relating to $200,000,000 aggregate principal amount of Piedmont Natural Gas Company Inc.’s (the “Company”) 6.25% Insured Quarterly Notes Series 2006, Due 2036 (the “Notes”). The Notes will be issued pursuant to the Indenture dated as of April 1, 1993 between the Company and Citibank, N.A. (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented and amended by a Third Supplemental Indenture dated as of June 20, 2006 (collectively, the “Indenture”).
     In rendering the opinions set forth below, we have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of (i) the Registration Statement, (ii) the Indenture, (iii) the Company’s Articles of Incorporation and bylaws, as amended to date, (iv) relevant actions of the Company’s board of directors and of the finance committee of the Company’s board of directors recorded in the Company’s minute book, (v) a certificate of valid existence from the State of North Carolina and other certificates of public officials and representatives of the Company and (vi) such other documents, records and certificates as we have considered necessary for purposes of rendering the opinions set forth below.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.
NEW YORK  WASHINGTON, D.C.   LOS ANGELES   EAST PALO ALTO   HOUSTON   AUSTIN
LONDON   WARSAW   FRANKFURT   MILAN   ROME   BEIJING

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, receivership, fraudulent conveyance or transfer, or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, or general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law)).
     We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.
     This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be used as an exhibit to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Dewey Ballantine LLP

DEWEY BALLANTINE LLP